UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2014

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor
New York, New York 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, Mr. William Bloom resigned from his position as President, Global Client Services of ExlService Holdings, Inc. (the “Company”), effective as of July 18, 2014.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its annual meeting of stockholders.  At the meeting, stockholders voted on the following items: (1) the election of three Class II members of the Board of Directors of the Company, (2) the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014, (3) the approval of the compensation of the named executive officers of the Company and (4) the approval of the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes.

Each of the three nominees for election to the Board of Directors was duly elected to serve as a director until the annual meeting of stockholders in 2017 or until his or her successor is duly elected and qualified in accordance with the by-laws of the Company. The final results of the voting were as follows:

Nominees	For	Withhold	Broker Non-Votes

David B. Kelso	29,556,141	56,310	836,573

Clyde W. Ostler	27,490,444	2,122,007	836,573

Som Mittal	29,554,791	57,660	836,573

The proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014 was approved. The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote

30,169,347	251,957	27,720	-

The proposal to approve the compensation of the named executive officers of the Company was approved.  The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote

29,030,169	553,666	28,616	836,573

The proposal to approve the performance-based provisions of the 2006 Omnibus Award Plan for Section 162(m) purposes were approved.  The final results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote

27,086,021	2,498,310	28,120	836,573

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: June 23, 2014	By:	/s/ Nancy Saltzman
	Name:	Nancy Saltzman
	Title:	Executive Vice President, General Counsel and Secretary

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